                                                                    EXHIBIT 4.04


THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND NO SALE OR TRANSFER THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF OR RECOMMENDED OR GIVEN APPROVAL TO ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.


No. W-                                                           June 11, 1997


                             SILKNET SOFTWARE, INC.

                          Common Stock Purchase Warrant


SILKNET SOFTWARE, INC., a New Hampshire corporation (the "Company"), hereby certifies that, for value received, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., Boston, Massachusetts time, on June 11, 2003, fully paid and nonassessable shares of Common Stock, no par value per share, of the Company, at a purchase price per share of $1.10 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requries, have the following respective meanings:

                  (a) The term "Company" shall include Silknet Software, Inc. and any corporation which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes the Company's Common Stock, no par value per share, as authorized on the date hereof and any other securities into which or for which any of such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  (d) The term "Warrant" shall mean this Common Stock Purchase Warrant.

                  (e) The term "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

         1.   EXERCISE OF WARRANT.

              1.1 FULL EXERCISE. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment either (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer in immediately available funds, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect or (ii) pursuant to the provisions of Section 1.3 hereof.

              1.2 PARTIAL EXERCISE. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

              1.3 NET ISSUANCE. At the option of the holder hereof, the aggregate Purchase Price may be paid by the surrender of all or a portion of the Warrant ("Net Issuance"). If the

Net Issuance method is elected on the attached form of subscription, the Company will, as promptly as practicable, issue certificates representing Common Stock to the holder hereof in accordance with the following formula:

                                  X = (P)(A-B)
                                       ------
                                          A

Where: X = the number of shares of common stock to be issued for the portion of the Warrant being exercised.

                  P = the number of Warrant Shares covered by the portion of the Warrant being exercised.

                  A = the Fair Market Value (defined below) of one (1) share of the Common Stock multiplied by the number of shares of common stock issuable upon the purchase of one Warrant Share on the date of exercise.

                  B = the Purchase Price for one share of Common Stock.

         As used herein, "Fair Market Value" shall mean with respect to each share of Common Stock as of a date specified below (each, a "Determination Date"):

                           (i) if the Determination Date is the date of the closing of the sale of shares of common stock in a public offering (a "Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), then the Fair Market Value shall be deemed to be the initial public offering price (before deducting commissions, discounts or expenses) at which the common stock is sold in such Public Offering;

                           (ii) if the Determination Date is subsequent to a Public Offering, the Fair Market Value shall be deemed to be the average of the closing prices over a ten (10) day period ending two days before the Determination Date;

                           (iii) if at any time the common stock has not yet been sold to the public, the Fair Market Value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its board of Directors, unless the company shall become subject to a merger, acquisition or other consolidation pursuant to which the company is not the surviving party, in which case the Fair Market Value shall be deemed to be the value received by the holders of Common Stock pursuant to such merger or acquisition.

                  1.4 COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.5 TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Section 3.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 10 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

                  3.1 REORGANIZATION. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                                      -5-
                  3.2 DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expenses deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrants.

                  3.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the securities and other property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5.

         4. ADJUSTMENT FOR STOCK DIVIDENDS AND STOCK SPLITS. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of common Stock, (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock or (iv) otherwise effect a reorganization or recapitalization, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         5. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrants.

         6. NOTICES OF RECORD DATE, ETC.  In the event of

           (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

           (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

           (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

         7. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of common Stock (or other Securities) from time to time issuable on the exercise of the Warrants. In the case of any adjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company will furnish to the holder a certificate of its chief financial officer setting forth how such adjustment was calculated.

         8. EXCHANGE OF WARRANTS. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. WARRANT AGENT. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrants pursuant to Section 1, exchanging Warrants pursuant to Section 8, and replacing Warrants pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         11. REMEDIES. The Company stipulates that the remedies at law of the holder of this warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         12. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

            (a) title to this Warrant may be transferred by endorsement
         (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery, subject to compliance with all applicable Federal and state securities laws;

            (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taken or owner waives and renounces all of this equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

            (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         14. STOCK PURCHASE AGREEMENT. This Warrant is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of that certain Series B Preferred Stock and Warrant Purchase Agreement dated as of June 11, 1997 (the "Purchase Agreement") between the Company and the original holder hereof, which Agreement is hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities hereunder of the Company and the holder of this Warrant. Copies of the Agreement are on file at the principal office of the Company.

         15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with an governed by the laws of the State of Wisconsin. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Dated: June 11, 1997                     SILKNET SOFTWARE, INC.


                                         By:
                                            ------------------------------------
                                            Name: James C. Wood
                                            Title: President

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


TO:  SILKNET SOFTWARE, INC.

       The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder shares of Common Stock of Silknet Software, Inc., and herewith makes payment of the aggregate Purchase Price therefor by (cross out inapplicable choices) cash/check/the Net Issuance method, and requests that the certificates for such shares be issued in the name of, and delivered to whose address
       is                .
          ---------------

Dated:
      ---------------------         -----------------------------------------
                                    (Signature must conform to name of holder
                                     as specified on the face of the Warrant)



                          Net Issuance Election Notice


TO:  SILKNET SOFTWARE, INC.

       The undersigned hereby elects pursuant to Section 1.3 to surrender the right to purchase shares of common stock pursuant to this Warrant.. The certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned.



                                   -----------------------------------------
                                   (Signature must conform to name of holder
                                    as specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of warrant)


       For value received, the undersigned hereby sells, assigns, and transfers unto ________ the right represented by the within Warrant to purchase shares of Common Stock of Silknet Software, Inc. to which the within Warrant relates, and appoints __________ as its Attorney to transfer such right on the books of Silknet Software, Inc. with full power of substitution in the premises.


Dated:
      ------------------------      -------------------------------------------
                                    (Signature must conform to name of holder as
                                     specified on the face of the Warrant)


                                    ------------------------------------------
                                    (Address)



Signed in the presence of:


---------------------------